EXHIBIT 10.6

Amendment of the

Amended Employment Agreement

This Amendment of the Amended Employment Agreement (this “Amendment”) is entered into and shall be effective as of this 18th day of December, 2012, by and among BNC Bancorp, a North Carolina corporation (the “Corporation”), Bank of North Carolina, a North Carolina-chartered bank and wholly owned subsidiary of the Corporation (the “Bank”), and David B. Spencer (the “Executive”).

Whereas, the Corporation and the Bank entered into an Amended Employment Agreement dated as of December 18, 2007 with the Executive,

Whereas, the Corporation, the Bank, and the Executive desire now to amend the Amended Employment Agreement to ensure that it complies in form and in operation with Internal Revenue Code section 409A and the rules and regulations of the Internal Revenue Service promulgated thereunder, and

Whereas, none of the conditions or events included in the definition of the term “golden parachute payment” that is set forth in section 18(k)(4)(A)(ii) of the Federal Deposit Insurance Act [12 U.S.C. 1828(k)(4)(A)(ii)] and in Federal Deposit Insurance Corporation Rule 359.1(f)(1)(ii) [12 CFR 359.1(f)(1)(ii)] exists as of the date of this Amendment or, to the best knowledge of the Corporation and the Bank, is contemplated insofar as the Corporation, the Bank, or any affiliates are concerned.

Now Therefore, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation, the Bank, and the Executive hereby agree as follows.

1.          Amendment of section 4.4. To impose a deadline for execution of the noncompetition agreement that under section 4.4 is a condition to entitlement to severance benefits and to ensure that the terms for delivery of the noncompetition agreement are consistent with Internal Revenue Code section 409A, the text of section 4.4 shall be deleted in its entirety and shall be replaced by the following text, and as revised section 4.4 shall read in its entirety as follows –

4.4           Benefits under Sections 4.1, 4.2, and 4.3 Are Conditional upon the Executive Entering into a Noncompetition Agreement in the Form Attached as Appendix A. The Executive shall not be entitled to any benefits under sections 4.1, 4.2, or 4.3 of this Agreement unless within 30 days after employment termination the Executive executes and complies with the terms of a noncompetition agreement in substantially the form attached to this Agreement as Appendix A. The Executive shall forfeit all benefits under sections 4.1, 4.2, and 4.3 if the Executive does not within 30 days after employment termination execute the noncompetition agreement in substantially the form attached to this Agreement as Appendix A. Likewise, the Executive shall forfeit all benefits under sections 4.1, 4.2, and 4.3 if the Executive does not comply with the terms of the noncompetition agreement in substantially the form attached to this Agreement as Appendix A. Execution of and compliance with the terms of the noncompetition agreement is not required, however, if a Change in Control shall have occurred within 12 months before termination of the Executive’s employment or if benefits are paid or payable to the Executive under Article 5 of this Agreement.

2.          The Employment Agreement remains in full force and effect. As amended by this Amendment, the December 18, 2007 Amended Employment Agreement shall remain in full force and effect.

3.          Use of defined terms. All terms used but not defined in this Amendment are used as defined in the December 18, 2007 Amended Employment Agreement.

In Witness Whereof, the Executive and each of the Corporation and the Bank, by a duly authorized officer, have executed this Amendment of the December 18, 2007 Amended Employment Agreement as of the date first written above.

Executive:	Corporation:
BNC Bancorp

/s/ David B. Spencer	By:	/s/ W. Swope Montgomery, Jr.
David B. Spencer		W. Swope Montgomery, Jr.
President and Chief Executive Officer

Bank:
Bank of North Carolina

	By:	/s/W. Swope Montgomery, Jr.
W. Swope Montgomery, Jr.
	Its:	Chief Executive Officer